Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Troy Kirkpatrick	Investors:	Sally Curley
	(614) 757-6225		(614) 757-7115
	troy.kirkpatrick@cardinalhealth.com		sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS THIRD-QUARTER RESULTS

•	Revenue increases to $24.3 billion

•	Earnings from continuing operations increase 5 percent to $225 million or 3 percent to $0.62 on a per diluted share basis

•	Non-GAAP diluted earnings per share (EPS) from continuing operations decline 8 percent to $0.61

•	Fiscal 2010 non-GAAP diluted EPS outlook increases to $2.15 to $2.20

•	Preliminary fiscal 2011 non-GAAP diluted EPS outlook in the range of $2.35 to $2.45

DUBLIN, Ohio, April 29, 2010 — Cardinal Health today reported fiscal third-quarter revenue of $24.3 billion and non-GAAP diluted earnings per share (EPS) from continuing operations1 of $0.61.

The quarter was highlighted by a 7 percent increase in Pharmaceutical segment profit and strong operating cash flow of $879 million for the quarter.

GAAP operating earnings declined 4 percent to $366 million, or 7 percent to $385 million on a non-GAAP basis. SG&A expense was higher sequentially and year over year due to performance-based employee compensation that reflects the company’s expected fiscal 2010 results.

Third-quarter GAAP earnings from continuing operations were $225 million or $0.62 per share. GAAP results include a positive $0.01 per share net after-tax contribution, primarily from the gain on the sale of CareFusion stock and partially offset by the after-tax impact from impairments and loss on the sale of assets.

“We are pleased with our third-quarter performance and our continued momentum for the year,” said George Barrett, chairman and CEO of Cardinal Health. “We had strong performance from our Pharmaceutical segment, which was better than we anticipated. As expected, our Medical segment declined versus the same period last year, but grew sequentially from the prior quarter. We were particularly encouraged by the year-over-year growth in our gross margin rate, and another strong quarter of operating cash flow and working capital improvements.”

Q3 FY10 SUMMARY

	Q3 FY10	Q3 FY09	Y/Y
Revenue	$24.3 billion	$24.1 billion	1%
Operating Earnings	$366 million	$381 million	(4)%
Non-GAAP Operating Earnings[2]	$385 million	$415 million	(7)%
Earnings from Continuing Operations	$225 million	$215 million	5%
Non-GAAP Earnings from Continuing Operations[3]	$222 million	$237 million	(6)%
Diluted EPS from Continuing Operations	$0.62	$0.60	3%
Non-GAAP Diluted EPS from Continuing Operations	$0.61	$0.66	(8)%

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Cardinal Health

THIRD-QUARTER SEGMENT RESULTS

Pharmaceutical Segment

Revenue for the Pharmaceutical segment increased to $22.2 billion. Sales to non-bulk customers increased 0.5 percent to $11.3 billion and sales to bulk customers increased 0.5 percent to $10.9 billion. Segment profit increased 7 percent to $307 million primarily driven by solid performance from branded manufacturer agreements, positive margin contribution from the company’s generic programs and disciplined expense management. The increase in segment profit was partially offset by previously disclosed contract repricings and the Medicine Shoppe International transition. The company continues to actively manage supply disruptions of medical isotopes for its nuclear pharmacy business. These shortages are now expected to continue through at least the first quarter of next fiscal year.

In addition, the company completed the sale of its SpecialtyScripts business during the third quarter and recently entered into a definitive agreement to sell its Martindale generic injectible manufacturing business, which it expects to close before the end of the fiscal year.

	Q3 FY10	Q3 FY09	Y/Y
Revenue	$22.2 billion	$22.1 billion	0.5%
Segment Profit	$307 million	$286 million	7%

Medical Segment

Revenue for the Medical segment increased 7 percent to $2.1 billion, primarily from sales growth with existing domestic customers and strong revenue growth from the Canadian business. As expected, segment profit declined 16 percent year over year to $108 million, primarily due to an unusual year-over-year comparison in the cost of goods sold, the aforementioned impact of performance-based employee compensation and increased investment spend associated with the Medical Business Transformation. The decline in segment profit was partially offset by the positive profit impact from revenue growth within the lab and ambulatory businesses and preferred products. Segment profit increased sequentially from the second quarter as anticipated and is expected to return to year-over-year growth for the fourth quarter.

	Q3 FY10	Q3 FY09	Y/Y
Revenue	$2.1 billion	$2.0 billion	7%
Segment Profit	$108 million	$128 million	(16)%

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Cardinal Health

FISCAL Q4 AND FISCAL 2011 OUTLOOK

“With the first nine months of the fiscal year behind us, we are trending slightly better than our previous expectations, and we now anticipate non-GAAP diluted EPS from continuing operations for fiscal 2010 will be in the range of $2.15 to $2.20,” Barrett said.

“Although we don’t typically provide annual guidance at the end of the third quarter, this has been a year of transitions for Cardinal Health, and we wanted to provide an early look at fiscal 2011. Based on the progress we’ve made year-to-date, our preliminary view of fiscal 2011 non-GAAP diluted EPS from continuing operations is in the range of $2.35 to $2.45. We expect to provide more specifics for fiscal 2011 when we report fourth-quarter and full-year results.”

CONFERENCE CALL

Cardinal Health will host a conference call and webcast today at 8:30 a.m. EDT to discuss third-quarter results. To access the call and corresponding slide presentation, go to the Investors page at cardinalhealth.com/investors or dial 617.213.4850, passcode 26885216. Presentation slides and an audio replay will be archived on the Web site after the conclusion of the meeting. The audio replay will also be available until 11:30 p.m. on May 6 by dialing 617.801.6888, passcode 70784421.

UPCOMING EVENTS

Cardinal Health will be participating in the following New York-based health care investor conferences:

•	Bank of America Merrill Lynch Health Care Conference: Tuesday, May 11 at 10 a.m. EDT

•	Citi Investment Research’s 2010 Global Healthcare Conference: Wednesday, May 26 at 11 a.m. EDT

•	Bernstein Strategic Decisions Conference: Thursday, June 3 at 10 a.m. EDT

At these events, company executives will discuss Cardinal Health’s diverse products and services, company performance and strategies for continued growth. To access more details and live webcasts of these events, including remarks, go to the Investors page at cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $96 billion health care services company that improves the cost-effectiveness of health care. As the business behind health care, Cardinal Health helps pharmacies, hospitals and ambulatory care sites focus on patient care while reducing costs, improving efficiency and quality, and increasing profitability. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products to more than 60,000 locations each day. The company is also a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company supports the growing diagnostic industry by supplying medical products to clinical laboratories and operating the nation’s largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked #17 on the Fortune 500, Cardinal Health employs more than 30,000 people worldwide. More information about the company may be found at cardinalhealth.com.

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Cardinal Health

1 Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.

2 Non-GAAP operating earnings: Operating earnings excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, and (4) Other Spinoff Costs (as defined at the end of the attached tables) included within distribution, selling, general and administrative expenses.

3 Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, (4) Other Spinoff Costs, and (5) gain on sale of CareFusion stock, each net of tax.

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at cardinalhealth.com.

Cardinal Health uses its Web site as a channel of distribution for material company information. Important information, including news releases, analyst presentations and financial information regarding Cardinal Health is routinely posted and accessible on the Investors page at cardinalhealth.com.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include (but are not limited to) uncertainties and risks regarding: the effect of the CareFusion spinoff on Cardinal Health; the performance of CareFusion and the proceeds realized from future sales of CareFusion stock; uncertainties due to government health care reform including the recently enacted federal health care reform legislation; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; disruptions in the supply of medical isotopes for the nuclear pharmacy business; the timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; the effects of disruptions in the financial markets, including uncertainties related to the availability and/or cost of credit on Cardinal Health’s customers and vendors; and conditions in the pharmaceutical market and general economic and market conditions. In addition, Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports. This news release reflects management’s views as of April 29, 2010. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Third Quarter
(in millions, except per Common Share amounts)	2010	2009	% Change
Revenue	$24,342.8	$24,089.3	1%
Cost of products sold	23,332.7	23,102.4	1%

Gross margin	1,010.1	986.9	2%
Operating expenses
Distribution, selling, general and administrative expenses	628.6	573.0	10%
Restructuring and employee severance	13.9	31.7	N.M.
Impairments and loss on sale of assets	4.2	0.7	N.M.
Litigation (credits)/charges, net	(2.9)	0.6	N.M.

Operating earnings	366.3	380.9	(4)%
Other (income)/expense, net [1]	(1.4)	6.5	N.M.
Interest expense, net	27.7	30.3	(9)%
Gain on sale of CareFusion common stock [1]	(23.2)	—	N.M.

Earnings before income taxes and discontinued operations	363.2	344.1	6%
Provision for income taxes	138.4	129.0	7%

Earnings from continuing operations	224.8	215.1	5%
Earnings/(loss) from discontinued operations (net of tax benefit/(expense) of $(7.0) million and $6.0 million for the third quarter of fiscal 2010 and 2009, respectively)	(2.4)	97.8	N.M.

Net earnings	$222.4	$312.9	(29)%

Basic earnings/(loss) per Common Share:
Continuing operations	$0.63	$0.60	5%
Discontinued operations	(0.01)	0.28	N.M.

Net basic earnings per Common Share	$0.62	$0.88	(30)%

Diluted earnings/(loss) per Common Share:
Continuing operations	$0.62	$0.60	3%
Discontinued operations	(0.01)	0.27	N.M.

Net diluted earnings per Common Share	$0.61	$0.87	(30)%

Weighted average number of Common Shares outstanding:
Basic	358.7	358.1
Diluted	361.8	360.9

[1]

During the third quarter of fiscal 2010, the Company began presenting the gain on sale of CareFusion common stock separately on its condensed consolidated statements of earnings. This amount had previously been included in other (income)/expense, net. Prior periods have been changed to conform with this new presentation.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Year-to-Date
(in millions, except per Common Share amounts)	2010	2009	% Change
Revenue	$74,043.2	$71,644.3	3%
Cost of products sold	71,166.6	68,841.0	3%

Gross margin	2,876.6	2,803.3	3%
Operating expenses
Distribution, selling, general and administrative expenses	1,819.8	1,741.8	4%
Restructuring and employee severance	84.4	69.3	N.M.
Impairments and loss on sale of assets	28.2	11.2	N.M.
Litigation (credits)/charges, net	(28.8)	0.3	N.M.

Operating earnings	973.0	980.7	(1)%
Other (income)/expense, net [1]	(15.7)	28.7	N.M.
Interest expense, net	88.9	81.9	9%
Loss on extinguishment of debt	39.9	—	N.M.
Gain on sale of CareFusion common stock [1]	(43.3)	—	N.M.

Earnings before income taxes and discontinued operations	903.2	870.1	4%
Provision for income taxes	510.0	313.9	N.M.

Earnings from continuing operations	393.2	556.2	(29)%
Earnings from discontinued operations (net of tax expense of $35.5 million and $82.7 million for fiscal 2010 and 2009 year-to-date, respectively)	25.5	322.2	N.M.

Net earnings	$418.7	$878.4	(52)%

Basic earnings per Common Share:
Continuing operations	$1.10	$1.56	(29)%
Discontinued operations	0.07	0.90	N.M.

Net basic earnings per Common Share	$1.17	$2.46	(52)%

Diluted earnings per Common Share:
Continuing operations	$1.09	$1.54	(29)%
Discontinued operations	0.07	0.89	N.M.

Net diluted earnings per Common Share	$1.16	$2.43	(52)%

Weighted average number of Common Shares outstanding:
Basic	359.0	357.3
Diluted	361.2	361.0

[1]

During the third quarter of fiscal 2010, the Company began presenting the gain on sale of CareFusion common stock separately on its condensed consolidated statements of earnings. This amount had previously been included in other (income)/expense, net. Prior periods have been changed to conform with this new presentation.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	March 31, 2010	June 30, 2009
	(UNAUDITED)
Assets
Cash and equivalents	$2,638.8	$1,221.6
Trade receivables, net	5,550.2	5,214.9
Inventories	7,214.9	6,832.8
Prepaid expenses and other	534.5	523.0
Assets from businesses held for sale and discontinued operations	138.9	7,189.4

Total current assets	16,077.3	20,981.7

Property and equipment, net	1,406.1	1,464.5
Investment in CareFusion	805.2	—
Goodwill and other intangibles, net	2,261.8	2,266.9
Other assets	719.8	405.7

Total assets	$21,270.2	$25,118.8

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$232.6	$366.2
Accounts payable	10,766.6	9,041.9
Other accrued liabilities	1,712.9	1,496.2
Liabilities from businesses held for sale and discontinued operations	35.3	1,370.9

Total current liabilities	12,747.4	12,275.2

Long-term obligations, less current portion and other short-term borrowings	1,875.6	3,271.6
Deferred income taxes and other liabilities	1,286.3	847.3
Total shareholders’ equity	5,360.9	8,724.7

Total liabilities and shareholders’ equity	$21,270.2	$25,118.8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Third Quarter		Year-to-Date
(in millions)	2010	2009	2010	2009
Cash Flows From Operating Activities:
Net earnings	$222.4	$312.9	$418.7	$878.4
(Earnings)/loss from discontinued operations	2.4	(97.8)	(25.5)	(322.2)

Earnings from continuing operations	224.8	215.1	393.2	556.2
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities:
Depreciation and amortization	68.6	52.7	194.4	168.8
Loss on debt extinguishment	—	—	39.9	—
Gain on sale of CareFusion common stock	(23.2)	—	(43.3)	—
Impairments and loss on sale of assets	4.2	0.7	28.2	11.2
Share-based payment compensation	21.7	32.4	79.0	82.6
Provision for bad debts	11.8	23.5	33.2	45.2
Change in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables	(634.5)	(743.8)	(365.4)	(982.4)
Decrease/(increase) in inventories	746.1	476.5	(381.1)	(1,343.7)
Increase in accounts payable	223.5	335.5	1,722.7	1,634.6
Other accrued liabilities and operating items, net	235.3	318.4	(38.8)	32.0

Net cash provided by operating activities - continuing operations	878.3	711.0	1,662.0	204.5
Net cash provided by/(used in) operating activities - discontinued operations	1.1	(93.2)	147.9	624.4

Net cash provided by operating activities	879.4	617.8	1,809.9	828.9

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of divestitures and cash acquired	12.8	(12.3)	(19.2)	(18.5)
Proceeds from sale of property and equipment	1.5	0.2	5.8	12.6
Additions to property and equipment	(61.9)	(61.1)	(141.8)	(191.6)
Proceeds from sale of CareFusion common stock	135.7	—	270.7	—

Net cash provided by/(used in) investing activities - continuing operations	88.1	(73.2)	115.5	(197.5)
Net cash used in investing activities - discontinued operations	—	(19.9)	(9.9)	(71.5)

Net cash provided by/(used in) investing activities	88.1	(93.1)	105.6	(269.0)

Cash Flows From Financing Activities:
Net change in commercial paper and short-term borrowings	—	(101.1)	—	—
Reduction of long-term obligations	(0.3)	(2.6)	(1,485.2)	(307.1)
Proceeds from long-term obligations, net of issuance costs	—	3.1	—	24.5
Issuance of Common Shares	(3.4)	18.0	24.5	38.7
Tax expense from stock options	(8.8)	(2.5)	(14.8)	(0.2)
Payment of premiums for debt extinguishment	—	—	(66.4)	—
Dividends on Common Shares	(63.0)	(50.1)	(190.2)	(150.1)
Purchase of treasury shares	—	—	(50.0)	—

Net cash used in financing activities - continuing operations	(75.5)	(135.2)	(1,782.1)	(394.2)
Net cash provided by/(used in) financing activities - discontinued operations	—	(0.3)	1,283.8	(2.7)

Net cash used in financing activities	(75.5)	(135.5)	(498.3)	(396.9)

Net increase in cash and equivalents	892.0	389.2	1,417.2	163.0
Cash and equivalents at beginning of period	1,746.8	582.6	1,221.6	808.8

Cash and equivalents at end of period	$2,638.8	$971.8	$2,638.8	$971.8

CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

			Non-GAAP
	Third Quarter		Third Quarter
(in millions)	2010	2009	2010	2009
Revenue
Amount	$24,343	$24,089
Growth Rate	1%	10%
Operating Earnings
Amount	$366	$381	$385	$415
Growth Rate	(4)%	—	(7)%	2%
Earnings from Continuing Operations
Amount	$225	$215	$222	$237
Growth Rate	5%	(9)%	(6)%	(7)%

			Non-GAAP
	Year-to-Date		Year-to-Date
	2010	2009	2010	2009
Revenue
Amount	$74,043	$71,644
Growth Rate	3%	9%
Operating Earnings
Amount	$973	$981	$1,066	$1,062
Growth Rate	(1)%	(7)%	—	(3)%
Earnings from Continuing Operations
Amount	$393	$556	$622	$587
Growth Rate	(29)%	(16)%	6%	(15)%

Refer to the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Third Quarter
(in millions)	2010	2009
PHARMACEUTICAL
Revenue
Amount	$22,226	$22,118
Growth Rate	0.5%	11%
Mix	91%	92%
Segment Profit
Amount	$307	$286
Growth Rate	7%	2%
Mix	74%	69%
Segment Profit Margin	1.38%	1.29%

	Third Quarter
(in millions)	2010	2009
MEDICAL
Revenue
Amount	$2,123	$1,976
Growth Rate	7%	(2)%
Mix	9%	8%
Segment Profit
Amount	$108	$128
Growth Rate	(16)%	1%
Mix	26%	31%
Segment Profit Margin	5.08%	6.49%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the three months ended March 31, 2010 was $24,343 million, which included total segment revenue of $24,349 million and Corporate revenue of $(6) million. Total consolidated revenue for the three months ended March 31, 2009 was $24,089 million, which included total segment revenue of $24,094 million and Corporate revenue of $(5) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the three months ended March 31, 2010 were $366 million, which included total segment profit of $415 million and Corporate loss of $49 million. Total consolidated operating earnings for the three months ended March 31, 2009 were $381 million, which included total segment profit of $414 million and Corporate loss of $33 million. Corporate includes, among other things, restructuring and employee severance, impairments and loss on sale of assets, litigation (credits)/charges, net and certain investment spending that are not allocated to the segments.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

	Year-to-Date
(in millions)	2010	2009
PHARMACEUTICAL
Revenue
Amount	$67,483	$65,600
Growth Rate	3%	10%
Mix	91%	92%
Segment Profit
Amount	$775	$762
Growth Rate	2%	(5)%
Mix	70%	72%
Segment Profit Margin	1.15%	1.16%

	Year-to-Date
(in millions)	2010	2009
MEDICAL
Revenue
Amount	$6,592	$6,070
Growth Rate	9%	3%
Mix	9%	8%
Segment Profit
Amount	$325	$301
Growth Rate	8%	—
Mix	30%	28%
Segment Profit Margin	4.93%	4.95%

Refer to definitions for an explanation of calculations.

Total consolidated revenue for the nine months ended March 31, 2010 was $74,043 million, which included total segment revenue of $74,075 million and Corporate revenue of $(32) million. Total consolidated revenue for the nine months ended March 31, 2009 was $71,644 million, which included total segment revenue of $71,670 million and Corporate revenue of $(26) million. Corporate revenue consists primarily of elimination of inter-segment revenue.

Total consolidated operating earnings for the nine months ended March 31, 2010 were $973 million, which included total segment profit of $1,100 million and Corporate loss of $127 million. Total consolidated operating earnings for the nine months ended March 31, 2009 were $981 million, which included total segment profit of $1,063 million and Corporate loss of $82 million. Corporate includes, among other things, restructuring and employee severance, impairments and loss on sale of assets, litigation (credits)/charges, net and certain investment spending that are not allocated to the segments.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Third Quarter		Year-to-Date
(in millions, except per Common Share amounts)	2010	2009	2010	2009
Restructuring and Employee Severance
Restructuring and employee severance	$(13.9)	$(31.7)	$(84.4)	$(69.3)
Tax benefit	10.0	4.9	30.1	19.0

Restructuring and employee severance, net of tax	$(3.9)	$(26.8)	$(54.3)	$(50.3)

Decrease to diluted EPS from continuing operations	$(0.01)	$(0.08)	$(0.15)	$(0.14)

Impairments and Loss on Sale of Assets
Impairments and loss on sale of assets	$(4.2)	$(0.7)	$(28.2)	$(11.2)
Tax benefit/(expense)	(11.5)	6.7	(3.3)	30.9

Impairments and loss on sale of asset, net of tax	$(15.7)	$6.0	$(31.5)	$19.7

Increase/(decrease) to diluted EPS from continuing operations	$(0.04)	$0.02	$(0.09)	$0.05

Litigation Credits/(Charges), Net
Litigation credits/(charges), net	$2.9	$(0.6)	$28.8	$(0.3)
Tax benefit/(expense)	(1.1)	0.2	(10.9)	0.1

Litigation credits/(charges), net, net of tax	$1.8	$(0.4)	$17.9	$(0.2)

Increase to diluted EPS from continuing operations	$0.01	$—	$0.05	$—

Other Spin-Off Costs
Other spin-off costs [1]	$(3.7)	$(0.7)	$(51.5)	$(0.7)
Tax benefit/(expense) [2]	1.2	0.3	(153.2)	0.3

Other spin-off costs, net of tax	$(2.5)	$(0.4)	$(204.7)	$(0.4)

Decrease to diluted EPS from continuing operations	$(0.01)	$—	$(0.56)	$—

Gain on Sale of CareFusion Stock
Gain on sale of CareFusion stock	$23.2	$—	$43.3	$—
Tax expense	—	—	—	—

Gain on sale of CareFusion stock, net of tax	$23.2	$—	$43.3	$—

Increase to diluted EPS from continuing operations	$0.06	$—	$0.12	$—

Weighted Average Number of Diluted Shares Outstanding	361.8	360.9	361.2	361.0

[1]

Other spin-off costs included in other (income)/expense, net for the three and nine months ended March 31, 2010 were $(0.2) million and $2.4 million, respectively. Other spin-off costs also include the $39.9 million loss on extinguishment of debt for the nine months ended March 31, 2010. The remaining other spin-off costs are included within distribution, selling, general and administrative expenses for all periods presented.

[2]

The fiscal 2010 year-to-date tax expense associated with the other spin-off costs includes $171.9 million related to the anticipated repatriation of a portion of cash loaned to the Company’s entities within the United States.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Third Quarter		Year-To-Date
	2010	2009	2010	2009
Receivable Days	18.9	19.5
Days Inventory on Hand	25	27
Debt to Total Capital	28%	30%
Net Debt to Capital	(11)%	24%
Return on Equity	16.8%	15.1%	9.2%	14.5%
Non-GAAP Return on Equity	16.9%	20.9%	16.5%	18.3%
Effective Tax Rate from Continuing Operations	38.1%	37.5%	56.5%	36.1%
Non-GAAP Effective Tax Rate from Continuing Operations	38.2%	37.3%	37.5%	38.3%

Refer to the GAAP / Non-GAAP Reconciliation for non-GAAP calculations.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Third Quarter 2010							Year-To-Date 2010
(in millions, except per Common Share amounts)	GAAP	Restructuring and Employee Severance	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP	GAAP	Restructuring and Employee Severance	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP
Operating Earnings
Amount	$366	$14	$4	($3)	$4	—	$385	$973	$84	$28	($29)	$9	—	$1,066
Growth Rate	(4)%						(7)%	(1)%						—
Earnings Before Income Taxes and Discontinued Operations	$363	$14	$4	($3)	$4	($23)	$359	$903	$84	$28	($29)	$52	($43)	$995
Provision for Income Taxes [1]	$138	$10	($12)	($1)	$1	—	$137	$510	$30	($3)	($11)	($153)	—	$373
Earnings from Continuing Operations
Amount	$225	$4	$16	($2)	$3	($23)	$222	$393	$54	$32	($18)	$205	($43)	$622
Growth Rate	5%						(6)%	(29)%						6%
Diluted EPS from Continuing Operations
Amount	$0.62	$0.01	$0.04	($0.01)	$0.01	($0.06)	$0.61	$1.09	$0.15	$0.09	($0.05)	$0.56	($0.12)	$1.72
Growth Rate	3%						(8)%	(29)%						6%

	Third Quarter 2009							Year-To-Date 2009
	GAAP	Restructuring and Employee Severance	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP	GAAP	Restructuring and Employee Severance	Impairments and Loss on Sale of Assets	Litigation (Credits)/ Charges, Net	Other Spin-Off Costs	Gain on Sale of CareFusion Stock	Non-GAAP
Operating Earnings
Amount	$381	$32	$1	$1	$1	—	$415	$981	$69	$11	—	$1	—	$1,062
Growth Rate	—						2%	(7)%						(3)%
Earnings Before Income Taxes and Discontinued Operations	$344	$32	$1	$1	$1	—	$378	$870	$69	$11	—	$1	—	$951
Provision for Income Taxes [1]	$129	$5	$7	—	—	—	$141	$314	$19	$31	—	—	—	$364
Earnings from Continuing Operations
Amount	$215	$27	($6)	—	—	—	$237	$556	$50	($20)	—	$1	—	$587
Growth Rate	(9)%						(7)%	(16)%						(15)%
Diluted EPS from Continuing Operations
Amount	$0.60	$0.08	($0.02)	—	—	—	$0.66	$1.54	$0.14	($0.05)	—	—	—	$1.63
Growth Rate	(9)%						(7)%	(15)%						(14)%

The sum of the components may not equal the total due to rounding.

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Third Quarter		Third Quarter
(in millions)	2010		2009
GAAP Return on Equity	16.8%		15.1%
Non-GAAP Return on Equity
Net earnings	$222.4		$312.9
Restructuring and employee severance, net of tax, in continuing operations[1]	3.9		26.8
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	15.7		(6.0)
Litigation (credits)/charges, net, net of tax, in continuing operations[1]	(1.8)		0.4
Other spin-off costs, net of tax[1]	2.5		0.4
Gain on sale of CareFusion stock, net of tax[1]	(23.2)		—
CareFusion net earnings in discontinued operations, net of tax[1,2]	4.7		(98.0)

Adjusted net earnings	$224.2		$236.5
Annualized	$896.8		$946.0

	Third Quarter	Second Quarter	Third Quarter	Second Quarter
	2010	2010	2009	2009
Non-GAAP Shareholders’ Equity
Total shareholders’ equity	$5,360.9	$5,226.1	$8,434.5	$8,127.9
Non-cash dividend related to CareFusion spin-off	—	—	(3,758.0)	(3,758.0)

Non-GAAP shareholders’ equity	$5,360.9	$5,226.1	$4,676.5	$4,369.9

Divided by average shareholders’ equity	5,293.5		4,523.2
Non-GAAP return on equity	16.9%		20.9%

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Year-To-Date				Year-To-Date
(in millions)	2010				2009
GAAP Return on Equity	9.2%				14.5%
Non-GAAP Return on Equity
Net earnings	$418.7				$878.4
Restructuring and employee severance, net of tax, in continuing operations[1]	54.3				50.3
Impairments and loss on sale of assets, net of tax, in continuing operations[1]	31.5				(19.7)
Litigation (credits)/charges, net, net of tax, in continuing operations[1]	(17.9)				0.2
Other spin-off costs, net of tax[1]	204.7				0.4
Gain on sale of CareFusion stock, net of tax[1]	(43.3)				—
CareFusion net earnings in discontinued operations, net of tax[1,2]	(15.4)				(319.1)

Adjusted net earnings	$632.6				$590.5
Annualized	$843.5				$787.3

	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	2010	2010	2010	2009	2009	2009	2009	2008
Non-GAAP Shareholders’ Equity
Total shareholders’ equity	$5,360.9	$5,226.1	$4,941.2	$8,724.7	$8,434.5	$8,127.9	$7,918.1	$7,747.5
Non-cash dividend related to CareFusion spin-off	—	—	—	(3,758.0)	(3,758.0)	(3,758.0)	(3,758.0)	(3,758.0)

Non-GAAP shareholders’ equity	$5,360.9	$5,226.1	$4,941.2	$4,966.7	$4,676.5	$4,369.9	$4,160.1	$3,989.5

Divided by average shareholders’ equity	5,123.7				4,299.0
Non-GAAP return on equity	16.5%				18.3%

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.
[2]	To properly reflect the impact of the spin-off, on a non-GAAP basis, CareFusion net earnings included in discontinued operations are excluded from adjusted net earnings for all periods presented.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Third Quarter		Year-to-Date
(in millions)	2010	2009	2010	2009
GAAP Effective Tax Rate from Continuing Operations	38.1%	37.5%	56.5%	36.1%
Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$363.2	$344.1	$903.2	$870.1
Restructuring and employee severance	13.9	31.7	84.4	69.3
Impairments and loss on sale of assets	4.2	0.7	28.2	11.2
Litigation (credits)/charges, net	(2.9)	0.6	(28.8)	0.3
Other spin-off costs	3.7	0.7	51.5	0.7
Gain on sale of CareFusion stock	(23.2)	—	(43.3)	—

Adjusted earnings before income taxes and discontinued operations	$358.9	$377.8	$995.2	$951.6

Provision for income taxes[1]	$138.4	$129.0	$510.0	$313.9
Restructuring and employee severance tax benefit[1]	10.0	4.9	30.1	19.0
Impairments and loss on sale of assets, tax benefit/(expense)[1]	(11.5)	6.7	(3.3)	30.9
Litigation (credits)/charges, net tax benefit/(expense)[1]	(1.1)	0.2	(10.9)	0.1
Other spin-off costs tax benefit/(expense)[1]	1.2	0.3	(153.2)	0.3
Gain on sale of CareFusion stock tax expense[1]	—	—	—	—

Adjusted provision for income taxes	$137.0	$141.1	$372.7	$364.2
Non-GAAP effective tax rate from continuing operations	38.2%	37.3%	37.5%	38.3%

	Third Quarter
	2010	2009
Debt to Total Capital	28%	30%
Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$232.6	$359.8
Long-term obligations, less current portion and other short-term borrowings	1,875.6	3,300.6

Debt	$2,108.2	$3,660.4
Cash and equivalents	(2,638.8)	(971.8)

Net debt	$(530.6)	$2,688.6
Total shareholders’ equity	$5,360.9	$8,434.5
Capital	$4,830.3	$11,123.1
Net Debt to Capital	(11)%	24%

[1]	The Company applies varying tax rates depending upon the tax jurisdiction where the items are incurred.

Forward-Looking Non-GAAP Financial Measures

The Company presents non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because the Company cannot reliably forecast restructuring and employee severance, impairments and loss on sale of assets, litigation (credits)/charges, net, other spin-off costs and gains or losses on sale of CareFusion stock, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

	Third Quarter
(in millions)	2010	2009
Days Inventory on Hand
Inventories	$7,214.9	$7,748.0
Cost of products sold	$23,332.7	$23,102.4
Chargeback billings	3,053.2	2,981.5

Adjusted cost of products sold	$26,385.9	$26,083.9
Adjusted cost of products sold divided by 90 days	$293.2	$289.8
Days inventory on hand	25	27

Days Inventory on Hand: inventory divided by ((quarterly costs of products sold plus chargeback billings) divided by 90 days). Chargeback billings are the difference between a product’s wholesale acquisition cost and the contract price established between pharmaceutical manufacturers and the end customer.

CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Gain on Sale of CareFusion Stock: realized gains and losses from the sale of the Company’s ownership of CareFusion common stock retained in connection with the spin-off

Other Spin-Off Costs: costs and tax charges incurred in connection with the Company’s spin-off of CareFusion that are not included in restructuring and employee severance, impairments and loss on sale of assets and litigation (credits)/charges, net. Other spin-off costs include, among other things, the loss on extinguishment of debt and the income tax charge related to the anticipated repatriation of a portion of cash loaned to the Company’s entities within the United States

Receivable Days: trade receivables, net divided by (monthly revenue divided by 30 days)

Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, (4) Other Spin-Off Costs and (5) gain on sale of CareFusion stock, each net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, (4) Other Spin-Off Costs and (5) gain on sale of CareFusion stock) divided by (earnings before income taxes and discontinued operations adjusted for (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, (4) Other Spin-Off Costs and (5) gain on sale of CareFusion stock)

Non-GAAP Operating Earnings: operating earnings excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation credits/(charges), net and (4) Other Spin-Off Costs included within distribution, selling, general and administrative expenses

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings excluding (1) restructuring and employee severance, (2) impairments and loss on sale of assets, (3) litigation (credits)/charges, net, (4) Other Spin-Off Costs, (5) CareFusion net earnings in discontinued operations and (6) gain on sale of CareFusion stock, each net of tax) divided by average shareholders’ equity adjusted for the $3.8 billion non-cash dividend issued in connection with the spin-off